Exhibit 10.1
AMENDMENT NO. 2 TO AGREEMENT
     This Amendment No. 2 to Agreement, effective as of February 23, 2011 (the “Effective Date”) (this “Amendment No. 2”), amends that certain Agreement, effective as of September 18, 2006, between Global Industries, Ltd., a Louisiana corporation (hereinafter referred to as the “Company”) and William J. Doré, an individual (hereinafter referred to as “Mr. Doré”) (the “Original Agreement”), as subsequently amended by that certain Amendment to Agreement, effective as of December 5, 2008 (“Amendment No. 1” and together with the Original Agreement, the “Agreement”).
W I T N E S S E T H:
     WHEREAS, Mr. Doré and the Company desire to amend the Agreement as set forth herein;
     NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mr. Doré and the Company agree as follows:
1.	Amendments. The Agreement is amended as follows:
     Clause (iii) of Subsection (c) of Section 2 of the Agreement is hereby deleted in its entirety and the following shall replace such clause (iii) of Subsection (c) of Section 2 of the Agreement:
     “(iii) provided that Mr. Doré has timely elected under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) to continue the medical benefits (the “Medical Benefits”) for Mr. Doré and his spouse on the Retirement Date, if she was covered as of the Retirement Date, under the Company’s group health plan as in effect on the Retirement Date, reimbursement monthly of (x) the amount of the COBRA premium paid by Mr. Doré less (y) the cost or expense then payable by senior executives of the Company for Medical Benefits and the Company further agrees to continue Mr. Doré’s eligibility for Medical Benefits under the Company’s group health plan in effect from time to time after the COBRA coverage expires until eligibility for Medical Benefits under the Company’s group health plan as in effect from time to time after the COBRA coverage expires and until the death of Mr. Doré and with respect to his Covered Dependents until the later to occur of April 30, 2011 and Mr. Doré’s death provided that in each case Mr. Doré (or his estate) continues to pay to the Company monthly the amount specified in clause (y); and provided further, that (1) if Mr. Doré becomes re-employed with another employer and is eligible to receive medical benefits under another employer provided plan, the Medical Benefits shall be secondary to those provided under such other plan during such applicable period of eligibility and (2) upon Mr. Doré becoming eligible to receive Medicare benefits, the Medical Benefits shall be primary to Medicare during the Consulting Period but thereafter the Medical Benefits shall be secondary to those provided by Medicare to the extent permitted by law. “Covered Dependant” shall mean Mr. Dore’s spouse on his Retirement Date and shall mean any other legal spouse of Mr. Dore at the time he is covered for health insurance as provided herein or at the time of his death.”
2.	Remainder of Agreement Not Affected. Except as set forth in Section 1 hereof, the terms and provisions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed.

3.	Definitions References
(a)	Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement.

(b)	On and after the effective date of this Amendment No. 2 (i) all references in the Agreement to the Agreement shall be deemed to refer to the Agreement as amended by this Amendment No. 2, and (ii) all references to “hereof”, “hereunder”, “herein”, “hereby” and other similar references contained in the Agreement as well as each reference to “this Agreement” and each other similar reference contained in the Agreement shall refer to the Agreement, as amended by this Amendment No. 2.
4.	Counterparts. This Amendment No. 2 may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the Effective Date.

GLOBAL INDUSTRIES, LTD.
By:	/s/ Edgar G. Hotard
	Name:	Edgar G. Hotard
	Title:	Lead Director

/s/ William J. Doré
William J. Doré